UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2017

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers.

On April 11, 2017, James H. Painter resigned as President, Exploration and Appraisal of Cobalt International Energy, Inc. (the “Company”), effective April 30, 2017. Mr. Painter had previously served as the Company’s Executive Vice President, Gulf of Mexico. The Company extends its gratitude to Mr. Painter for his vision, leadership and many contributions and wishes him the best in his future endeavors.

Effective April 13, 2017, Tim Nicholson was appointed Senior Vice President, Exploration and Appraisal of the Company. Mr. Nicholson joined the Company on December 12, 2005 and has previously served as the Company’s Vice President, Exploration. Mr. Nicholson has been a key leader within the Exploration team for the past decade and has been instrumental in the Company’s exploration success in both West Africa and the Gulf of Mexico.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2017

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel